Exhibit 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NaturalNano, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated February 8, 2006 on the consolidated financial statements of NaturalNano, Inc. as of and for the year ended December 31, 2005 which appear in such Prospectus. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
July 10, 2006